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                                                                     Exhibit 5.1

                               PALMER & DODGE LLP
                   111 Huntington Avenue at Prudential Center
                        Boston, Massachusetts 02199-7613

Telephone: (617) 239-0100                              Facsimile: (617) 227-4420



                                December 19, 2001

V. I. Technologies, Inc.
134 Coolidge Avenue
Watertown, MA  02472

Ladies and Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by V.I. Technologies, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to an additional 100,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), issuable pursuant to the provisions of the Company's 1998 Director Stock Option Plan, as amended (the "Plan").

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization of the issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Plan and the options or other rights granted thereunder, the Shares will be legally issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We hereby consent to the filing of this opinion as a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Palmer & Dodge LLP

                                        Palmer & Dodge LLP